                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 2001, included in this Form 10-K, into the Company's previously filed registration statements on Forms S-3 (File No. 33-61115, File No. 333-48917, File No. 333-70157, as amended, File No.
333-74693, File No. 333-74695, File No. 333-74697 and File No. 333-36626) and
Forms S-8 (File No. 33-59771, File No. 33-59773, File No. 33-59767 and File No. 333-69877).


                                                  /s/ Arthur Andersen LLP
                                                  -----------------------

Philadelphia, Pennsylvania
March 29, 2001